INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sotheby's Holdings, Inc. on Form S-8 of our reports dated February 23, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Sotheby's Holdings, Inc. for the year ended December 31, 1998.


/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

New York, New York
December 6, 1999